Exhibit 10.2

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into effective as of November 8, 2019 (the “Amendment Effective Date”), by and among Melvin Flanigan (“Employee”), Camping World Holdings, Inc., a Delaware corporation (“Camping World”) and CWGS Enterprises, LLC, a Delaware limited liability company (the “Partnership” and, together with Camping World and any of the Affiliates of Camping World and the Partnership as may employ Employee from time to time, and any successor(s) thereto, the “Company”).

RECITALS

WHEREAS, Employee and the Company are parties to that certain Employment Agreement, dated January 1, 2019 (the “Employment Agreement”); and

WHEREAS, Employee and the Company desire to modify certain terms of the Employment Agreement as set forth herein, effective as of the Amendment Effective Date.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto covenant and agree as follows:

1.   Section 4.01 of the Employment Agreement is hereby deleted and replaced in its entirety as follows:

“Base Salary.  Effective as of October 1, 2019 and thereafter during the term of this Agreement, the Company shall pay to Employee a base annual salary of Three Hundred Fifty Thousand and No/100 Dollars ($350,000.00), (“Base Salary”), which salary shall be paid in accordance with the Company’s normal payroll procedures and policies.”

2.   Section 4.02 of the Employment Agreement is hereby deleted and replaced in its entirety as follows:

 “Annual Bonus.  During the Term, Employee shall have the opportunity to earn an annual bonus (“Annual Bonus”) based on performance against specified performance objectives (including, without limitation, budgetary or EBITDA-based performance criteria) established by the Board of Directors prior to or as soon as practicable following each fiscal year.  For fiscal year 2019, Employee’s target annual bonus shall be $375,000 and for each subsequent fiscal year during the Term, Employee’s target annual bonus for such year shall be 150% of Base Salary.

3.   Continuing Effectiveness of the Employment Agreement.  Except as modified by the foregoing, the terms and conditions of the Employment Agreement shall remain unaffected and shall continue in full force and effect following the Amendment Effective Date.

4.   Counterparts.  This Amendment may be executed in separate counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Employment Agreement to be duly executed as of the date first written above.

CAMPING WORLD HOLDINGS, INC.

By:	/s/ Marcus Lemonis
Marcus Lemonis,
Chairman and Chief Executive Officer

CWGS ENTERPRISES, LLC

By:	/s/ Marcus Lemonis
Marcus Lemonis,
Chairman and Chief Executive Officer

EMPLOYEE

/s/ Melvin Flanigan
Melvin Flanigan

[Signature Page to Amendment to Employment Agreement]